Exhibit 21

                                TRIMAS CORPORATION
                             (a Delaware Corporation)
Subsidiaries


                                                           Jurisdiction of
                                                            Incorporation
                         Name                              or Organization

Compac Corporation                                            Delaware
  Netcong Investments, Inc.                                  New Jersey
Di-Rite Company                                                 Ohio
Draw-Tite, Inc.                                               Delaware
  Mongo Electronics, Inc.                                     Delaware
Draw-Tite (Canada) Ltd.                                        Ontario
Eskay Screw Corporation                                       Delaware
Fulton Performance Products, Inc.                             Delaware
  Spar Marine Manufacturing Ltd.                          British Columbia
Hitch 'N Post, Inc.                                           Delaware
Kee Services, Inc.                                            Michigan
Keo Cutters, Inc.                                             Delaware
Lake Erie Screw Corporation                                     Ohio
Lamons Metal Gasket Co.                                       Delaware
  Canadian Gasket & Supply Inc.                                Canada
  Louisiana Hose & Rubber Co.                                 Louisiana
Monogram Aerospace Fasteners, Inc.                            Delaware
Norris Cylinder Company                                       Delaware
Punchcraft Company                                            Michigan
Reese Products, Inc.                                           Indiana
  Hayman-Reese Pty. Ltd.                                      Australia
Reese Products of Canada Ltd.                                  Ontario
Reska Spline Products, Inc.                                   Michigan
Richards Micro-Tool, Inc.                                     Delaware
Rieke Corporation                                              Indiana
  Rieke Canada Limited                                         Canada
  Rieke of Mexico, Inc.                                       Delaware
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                                                          Jurisdiction of
                                                           Incorporation
                         Name                             or Organization

    Rieke de Mexico, S.A. de C.V.                              Mexico
  Rieke Leasing Co., Incorporated                             Delaware
TriMas Corporation                                             Nevada
TriMas Export, Inc.                                           Barbados
TriMas Fasteners Corp.                                        Delaware
TriMas Services Corp.                                         Delaware

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.